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                                U.S. VISION, INC.

                    EXHIBIT 21 - SUBSIDIARIES OF THE COMPANY



     Names of Subsidiaries                        State of Incorporation

         USV Optical, Inc.                               Texas

         Styl-Rite Optical Mfg. Co., Inc.                Florida

         U.S. Vision Holdings, Inc.                      Delaware

         Health Eyecare Statistics, Inc.                 Ontario, Canada

         9072-8411 Quebec, Inc.                          Quebec, Canada